Exhibit 3.2

CALATLANTIC GROUP, INC.

a Delaware corporation

BYLAWS

ARTICLE I: Offices

SECTION 1.1 Registered Office. The registered office of CalAtlantic Group, Inc. (the “Corporation”) shall be at 160 Greentree Drive, Suite 101, City of Dover, County of Kent, State of Delaware, and the name of the registered agent in charge thereof shall be National Registered Agents, Inc. The Board of Directors of the Corporation (the “Board”) is hereby granted full power and authority to change said registered office from one location to another.

SECTION 1.2 Other Offices. The Corporation may also have an office or offices at such other place or places, either within or without the State of Delaware, as the Board may from time to time determine or as the business of the Corporation may require.

ARTICLE II: Meetings of Stockholders

SECTION 2.1 Place of Meetings. All annual meetings of stockholders and all other meetings of stockholders shall be held either at the principal office of the Corporation or at any other place within or without the State of Delaware as determined by the Board. The Board may, in its sole discretion, determine that a meeting shall not be held at any place, but may instead be held solely by means of remote communication as provided under the General Corporation Law of the State of Delaware, as the same exists or may hereinafter be amended (the “Delaware Law”).

SECTION 2.2 Annual Meetings. Annual meetings of stockholders of the Corporation for the purpose of electing directors and for the transaction of such other proper business as may come before such meetings may be held at such time and place, if any, and on such date as the Board shall determine by resolution.

SECTION 2.3 Special Meetings. Special meetings of stockholders of the Corporation for any purpose or purposes may only be called in accordance with the provisions of the Certificate of Incorporation, as it may be amended and/or restated from time to time (the “Certificate of Incorporation”). Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Except as otherwise required by law and except as otherwise provided in or fixed pursuant to the Certificate of Incorporation, special meetings of the stockholders of the Corporation may not be called by any other person or persons.

SECTION 2.4 Notice of Meetings.

(A) Except as otherwise required by law, notice of each meeting of the stockholders, whether annual or special, shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder of record entitled to vote at such meeting. Notice may be given (i) by delivering a written notice thereof to such stockholder personally, (ii) by depositing notice in the United States mail, in a postage prepaid envelope, directed to such stockholder at such stockholder’s address as it appears on the records of the Corporation, or (iii) by transmitting the notice by any form of electronic transmission consented to by such stockholder when directed to an address at which such stockholder has consented to receive such notice. Except as otherwise expressly required by applicable law, no publication of any notice of a meeting of stockholders shall be required. Every notice of a meeting of the stockholders shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Notice of any meeting of stockholders shall not be required to be given to any stockholder to whom notice may be omitted pursuant to applicable Delaware law or who shall have waived such notice, and such notice shall be deemed waived by any stockholder who shall attend such meeting in person or by proxy, except a stockholder who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

(B) A majority in voting interest of the stockholders present in person or by proxy and entitled to vote at any meeting or, any officer entitled to preside at, or to act as secretary of, such meeting may recess or adjourn such meeting from time to time to reconvene at the same or some other place, if any. Notice of any adjourned meeting of the stockholders need not be given if the time and place, if any, thereof and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken, provided that if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice shall be given to each stockholder of record entitled to vote at the meeting. At any recessed or adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called.

SECTION 2.5 Organization.

(A) Except as otherwise required by applicable law, the holders of record of a majority in voting interest of the shares of stock of the Corporation entitled to be voted thereat, present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of stockholders of the Corporation or any adjournment thereof. Subject to the requirement of a larger percentage vote contained in the Certificate of Incorporation, these Bylaws or by applicable law, the stockholders present at a duly called or held meeting at which a quorum is initially present may continue to do business until adjournment or recess, notwithstanding any withdrawal of stockholders that may leave less than a quorum remaining, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum. In the absence of a quorum at any meeting or any adjournment thereof, a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat or, any officer entitled to preside at, or to act as secretary of, such meeting may adjourn such meeting from time to time.

(B) Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his or her absence, by the Chief Executive Officer, or, in his or her absence, by another person designated by the Board. The Secretary of the Corporation, or in his or her absence, an Assistant Secretary, or in the absence of the Secretary and all Assistant Secretaries, a person whom the chairman of the meeting shall appoint, shall act as secretary of the meeting and keep a record of the proceedings thereof.

(C) The Board may adopt such rules and regulations for the conduct of any meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairman of the meeting shall have the authority to adopt and enforce such rules and regulations for the conduct of any meeting of stockholders and the safety of those in attendance as, in the judgment of the chairman, are necessary, appropriate or convenient for the conduct of the meeting. Rules and regulations for the conduct of meetings of stockholders, whether adopted by the Board or by the chairman of the meeting, may include without limitation, establishing: (i) an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies and such other persons as the chairman of the meeting shall permit; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted for consideration of each agenda item and for questions and comments by participants; (vi) regulations for the opening and closing of the polls for balloting and matters which are to be voted on by ballot (if any); and (vii) procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting. Subject to any rules and regulations adopted by the Board, the chairman of the meeting may convene and, for any or no reason, from time to time, adjourn and/or recess any meeting of stockholders pursuant to Section 2.4(B). The chairman of the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, subject to the rights of the Board hereunder, have the power to declare that a nomination or other business was not properly brought before the meeting if the facts warrant (including without limitation, if a determination is made, pursuant to Section 2.9 hereof, that a nomination or other business was not made or proposed, as the case may be, in accordance with Section 2.9 hereof), and if such chairman should so declare, such nomination shall be disregarded or such other business shall not be transacted.

SECTION 2.6 Voting.

(A) Each stockholder shall, at each meeting of the stockholders, be entitled to vote in person or by proxy each share of the stock of the Corporation having voting rights on the matter in question and which shall have been held by such stockholder and registered in such stockholder’s name on the books of the Corporation on the date fixed pursuant to Section 6.5 hereof as the record date for the determination of stockholders entitled to notice of and to vote at such meeting.

(B) Shares of its own stock belonging to the Corporation or to another entity, if a majority of the shares or other interests entitled to vote in the election of directors (or equivalent) in such other entity is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes. Persons holding stock of the Corporation in a fiduciary capacity shall be entitled to vote such stock. Persons whose stock is pledged shall be solely entitled to vote such pledged stock, unless in the transfer by the pledgor on the books of the Corporation the pledgor shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee, or the pledgee’s proxy, may represent such stock and vote thereon. Stock having voting power standing of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or with respect to which two or more persons have the same fiduciary relationship, shall be voted in accordance with the provisions of the Delaware Law.

(C) Any voting rights may be exercised by the stockholder entitled thereto in person or by such stockholder’s proxy duly authorized as such by any means permitted under the Delaware Law (including without limitation, in writing or by transmitting or authorizing an electronic transmission, or by any copy, facsimile telecommunication or other reliable reproduction of such authorization) and delivered to the secretary of the meeting; provided, however, that no such proxy shall be voted or acted upon after three years from its date unless the proxy shall provide for a longer period. The attendance at any meeting of a stockholder who may theretofore have given a proxy shall not have the effect of revoking the same unless such stockholder shall in writing, or by any other means permissible for authorizing a proxy, deliver to the secretary of the meeting, prior to the voting of the proxy, a revocation of the proxy or a new proxy bearing a later date.

(D) At any meeting of the stockholders, all matters, except as otherwise provided in the Certificate of Incorporation, in these Bylaws or by applicable law, shall be decided by the affirmative vote of a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat and thereon, a quorum being present. The vote at any meeting of the stockholders on any question need not be by ballot, unless so directed by the chairman of the meeting. On a vote by ballot each ballot shall be signed by the stockholder voting, or by such stockholder’s proxy, if there be such proxy, or be submitted by electronic transmission provided that such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxy holder, and it shall state the number of shares voted.

SECTION 2.7 List of Stockholders. The Secretary of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of such stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least 10 days prior to the meeting, either (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or (ii) during ordinary business hours, at the principal place of business of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of such meeting.

SECTION 2.8 Inspector of Elections. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairman presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of such inspector’s ability. Such inspector shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at the meeting and entitled to vote on each question, (iii) determine the validity of proxies and ballots, (iv) accept the votes, and count all votes and ballots, (v) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (vi) certify their determination of the number of shares represented at the meeting, and their count of the votes and ballots voted respectively for and against each question. Reports of inspectors shall be in writing and subscribed and delivered by them to the Secretary of the Corporation. The inspectors need not be stockholders of the Corporation, and any officer of the Corporation may be an inspector on any question other than a vote for or against a proposal in which such officer shall have a material interest.

SECTION 2.9 Advance Notice of Stockholder Nominations and Other Business.

(A) At any meeting of the stockholders, only such nominations for director shall be made and only such other business shall be conducted as shall have been brought before the meeting by or at the direction of the Board or by any stockholder of the Corporation entitled to vote thereat who complies with the notice procedures set forth in this Section 2.9. For business (other than the nomination of a person for election as a director, which is governed by Section 2.9(B) below) to be properly brought before an annual meeting of the stockholders by a stockholder, the stockholder must have given notice thereof in writing to the Secretary of the Corporation not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting or, if the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 7th day following the first public announcement of the date of such meeting. A stockholder’s notice to the Secretary shall set forth:

(i) as to each matter the stockholder proposes to bring before the meeting (other than the nomination of a person for election as director, which is governed by Section 2.9(B) below), a brief description of the business desired to be brought before the meeting, including the text of any resolutions proposed for consideration, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner (within the meaning of Section 13(d) of the Securities Exchange Act of 1934 (the “Exchange Act”)), if any, on whose behalf the business is being proposed;

(ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made: (a) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business and the name and address of such beneficial owner, (b) the class and number of shares of the Corporation that are owned of record by each of such stockholder and such beneficial owner as of the date of the notice, and the stockholder’s agreement to notify the Corporation in writing within five business days after the record date for such meeting of the class and number of shares of the Corporation owned of record by each of the stockholder and such beneficial owner as of the record date for the meeting and (c) a representation that the stockholder intends to appear in person or by proxy at the meeting to propose such business; and

(iii) as to the stockholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the proposal is made, as to such beneficial owner, and if such stockholder or beneficial owner is an entity, as to each director, executive, managing member or control person of such entity (any such individual or control person, a “control person”): (a) the class and number of shares of the Corporation that are beneficially owned by such stockholder or beneficial owner and by any control person as of the date of the notice, and the stockholder’s agreement to notify the Corporation in writing within five business days after the record date for such meeting of the class and number of shares of the Corporation beneficially owned by such stockholder or beneficial owner and by any control person as of the record date for the meeting, (b) a description of any agreement, arrangement or understanding with respect to the business between or among the stockholder, beneficial owner or control person and any other person or persons (naming such person or persons), including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable) and the stockholder’s agreement to notify the Corporation in writing within five business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting, (c) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder, beneficial owner or control person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class of the Corporation’s capital stock, or maintain, increase or decrease the voting power of the stockholder, beneficial owner or control person with respect to shares of stock of the Corporation, and the stockholder’s agreement to notify the Corporation in writing within five business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting, and (d) a representation whether such stockholder or beneficial owner, if any, intends or is part of a group that intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve the item of business and/or otherwise to solicit proxies from stockholders in support of such business. In addition, the stockholder intending to propose the business shall promptly provide any other information reasonably requested by the Corporation.

Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any meeting of the stockholders except in accordance with the procedures set forth in this Section 2.9(A). Except as otherwise provided by law, the Board shall have the power and duty to determine whether any business proposed to be conducted at the annual meeting was proposed in accordance with the procedures set forth in this Section 2.9(A) (including whether the stockholder or beneficial owner, if any, on whose behalf the business is being proposed solicited proxies in support of such stockholder’s proposal in compliance with such stockholder’s representation as required by clause (iii)(d) of this Section 2.9(A)). If any business was not proposed in compliance with the procedures set forth in this Section 2.9(A), the chairman of the meeting shall direct that the business was not properly brought before the meeting and the business shall not be considered. Notwithstanding the foregoing provisions of this Section 2.9(A), unless otherwise required by law, if the stockholder does not provide the information required under clauses (ii)(b), (iii)(a), (b) and (c) of this Section 2.9(A) to the Corporation within five business days following the record date for an annual meeting or if the stockholder does not appear in person or by proxy at the annual meeting of stockholders of the Corporation to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

The foregoing notice requirements set forth in this Section 2.9(A) shall not apply to a stockholder if the stockholder has notified the Corporation of his or her intention to present a stockholder proposal at an annual meeting only pursuant to and in compliance with Rule 14a-8 under the Exchange Act and such proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.

(B) Nominations for the election of directors may be made at an annual meeting of the stockholders or at a special meeting of the stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting by the Board or by any stockholder entitled to vote in the election of directors at such meeting; provided, however, that a stockholder may nominate a person for election as a director at a meeting only if written notice of such stockholder’s intent to make such nomination has been given to the Secretary of the Corporation, in the case of an annual meeting, not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting or, if the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 7th day following the first public announcement of the date of such meeting or, in the case of a special meeting, not later than the close of business on the later of the 60th day prior to such special meeting or the 7th day following the first public announcement of the date of such meeting. Each such notice shall set forth:

(i) as to each person whom the stockholder proposes to nominate for election or re-election as a director: (a) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act, and (b) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; provided, however, that, in addition to the information required in the stockholder’s notice pursuant to this Section 2.9(B)(i), the Corporation may require each such person to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such person to serve as a director of the Corporation, including information relevant to a determination whether such person can be considered an independent director;

(ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made: (a) the name and address, as they appear on the Corporation’s books, of the stockholder who intends to make the nomination and the name and address of such beneficial owner, (b) the class and number of shares of the Corporation that are owned of record by each of such stockholder and such beneficial owner as of the date of the notice, and the stockholder’s agreement to notify the Corporation in writing within five business days after the record date for such meeting of the class and number of shares of the Corporation owned of record by each of the stockholder and such beneficial owner as of the record date for the meeting, and (c) a representation that the stockholder intends to appear in person or by proxy at the meeting and nominate the person or persons specified in the notice; and

(iii) as to the stockholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the nomination is made, as to such beneficial owner, and if such stockholder or beneficial owner is an entity, as to each control person thereof: (a) the class and number of shares of the Corporation that are beneficially owned by such stockholder or beneficial owner and by any control person as of the date of the notice, and the stockholder’s agreement to notify the Corporation in writing within five business days after the record date for such meeting of the class and number of shares of the Corporation beneficially owned by such stockholder or beneficial owner and by any control person as of the record date for the meeting, (b) a description of any agreement, arrangement, or understanding with respect to the nomination between or among the stockholder, beneficial owner or control person and any other person or persons (naming such person or persons), including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable) and the stockholder’s agreement to notify the Corporation in writing within five business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting, (c) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder, beneficial owner or control person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class of the Corporation’s capital stock, or maintain, increase or decrease the voting power of the stockholder, beneficial owner or control person with respect to shares of stock of the Corporation, and the stockholder’s agreement to notify the Corporation in writing within five business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting, and (d) a representation whether such stockholder or beneficial owner, if any, intends or is part of a group that intends to solicit proxies from stockholders in support of such nomination. In addition, the stockholder intending to make such nomination shall promptly provide any other information reasonably requested by the Corporation.

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.9(B). Except as otherwise provided by law, the Board shall have the power and duty to determine whether any nomination was made in accordance with the procedures set forth in this Section 2.9(B) (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination is made solicited proxies in support of such stockholder’s nominee in compliance with such stockholder’s representation as required by clause (iii)(d) of this Section 2.9(B)). If any proposed nomination was not made in compliance with the procedures set forth in this Section 2.9(B), the chairman of any meeting of stockholders shall direct that the nomination was not made in accordance with these procedures and shall be disregarded. Notwithstanding the foregoing provisions of this Section 2.9(B), unless otherwise required by law, if the stockholder does not provide the information required under clauses (ii)(b), (iii)(a), (b) and (c) of this Section 2.9(B) to the Corporation within five business days following the record date for an annual or special meeting or if the stockholder does not appear in person or by proxy at an annual or special meeting of stockholders of the Corporation to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(C) In no event shall an adjournment, recess or postponement of a meeting commence a new time period (or extend any time period) for the giving of a stockholder notice as described above.

(D) For purposes of this Section 2.9, the “close of business” shall mean 5:00 p.m. local time at the principal executive offices of the Corporation on any calendar day, whether or not the day is a business day, and a “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act. For purposes of this Section 2.9, shares shall be treated as “beneficially owned” by a person if the person beneficially owns such shares, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder or has or shares pursuant to any agreement, arrangement or understanding (whether or not in writing): (i) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both), (ii) the right to vote such shares, alone or in concert with others and/or (iii) investment power with respect to such shares, including the power to dispose of, or to direct the disposition of, such shares.

ARTICLE III: Board of Directors

SECTION 3.1 General Powers. Subject to any requirements in the Certificate of Incorporation, these Bylaws, and of the Delaware Law as to action which must be authorized or approved by the stockholders, any and all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed by or under the direction of, the Board to the fullest extent permitted by law.

SECTION 3.2 Number and Term of Office. Except as otherwise provided in and subject to Article X of these Bylaws or fixed pursuant to the Certificate of Incorporation, the authorized number of directors of the Corporation shall be not fewer than 7 and not more than 12 directors, the exact number to be determined from time to time solely by resolution adopted by the affirmative vote of a majority of entire Board, until this Section 3.2 is amended by a resolution duly adopted by the Board or by the stockholders of the Corporation. Directors need not be stockholders. Each of the directors of the Corporation shall hold office until such director’s successor shall have been duly elected and shall qualify or until such director shall resign or shall have been removed in the manner provided in these Bylaws, including Article X, to the extent applicable.

SECTION 3.3 Election of Directors. The directors shall be elected by the stockholders of the Corporation. At any meeting of stockholders at which directors are to be elected, each nominee for election as a director shall be elected if the number of votes cast for the nominee’s election exceeds the number of votes cast against the nominee’s election; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of stockholders at which directors are to be elected (i) if, pursuant to these Bylaws, the number of director candidates to be nominated at such meeting exceeds the number of directors to be elected or if a stockholder has submitted notice of an intent to nominate a candidate for election in accordance with Section 2.9 of these Bylaws unless, on or before the seventh (7th) business day prior to the date that the Corporation files with the Securities and Exchange Commission its definitive proxy statement relating to such meeting (regardless of whether thereafter revised or supplemented), such notice has been (a) withdrawn in writing to the Secretary of the Corporation, (b) determined by the Board (or a committee thereof) pursuant to the Bylaws, or, if challenged in court, by a final court order, not to be a valid and effective notice of nomination, or (c) determined by the Board (or a committee thereof) not to create a bona fide election contest; and (ii) during the Specified Period. The election of directors is subject to any provisions contained in the Certificate of Incorporation relating thereto.

SECTION 3.4 Resignations. Any director of the Corporation may resign at any time by giving notice in writing or by electronic transmission to the Board or to the Secretary of the Corporation. Any such resignation shall take effect at the time or upon the happening of an event or events specified therein, or, if the time or events be not specified, it shall take effect immediately upon delivery; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 3.5 Vacancies. Except as otherwise provided in the Certificate of Incorporation and Article X of these Bylaws, any vacancy in the Board, whether because of death, resignation, disqualification, an increase in the number of directors, removal, or any other cause, may only be filled by vote of the majority of the remaining directors, although less than a quorum, or by a sole remaining director; provided, however, that whenever the holders of any class or series of shares are entitled to elect one or more directors, any vacancy or newly created directorship of such class or series may be filled by a majority of the directors elected by such class or series then in office, or by a sole remaining director so elected. Each director so chosen to fill a vacancy shall hold office until such director’s successor shall have been elected and shall qualify or until such director shall die, resign or shall have been removed. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

SECTION 3.6 Place of Meeting. The Board or any committee thereof may hold any of its meetings at such place or places within or without the State of Delaware as the Board or such committee may from time to time by resolution designate or as shall be designated by the person or persons calling the meeting or in the notice of any such meeting. Directors may participate in any regular or special meeting of the Board or any committee thereof by means of conference telephone or other communications equipment pursuant to which all persons participating in the meeting of the Board or such committee can hear each other, and such participation shall constitute presence in person at such meeting.

SECTION 3.7 Regular Meetings. Regular meetings of the Board may be held at such times as the Board shall from time to time by resolution determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting shall be held at the same hour and place on the next succeeding business day not a legal holiday. Except as required by applicable law, notice of regular meetings need not be given.

SECTION 3.8 Special Meetings. Special meetings of the Board for any purpose or purposes may be called at any time by the Chairman of the Board or, if the Chairman of the Board is absent or unable or refuses to act, by the Lead Independent Director, if applicable, the President or the Chief Executive Officer, or by a majority of the Board by vote at a meeting, or in writing with or without a meeting. Except as otherwise provided by applicable law or by these Bylaws, written notice of the time and place of special meetings shall be delivered personally or by facsimile or other electronic transmission to each director, or sent to each director by mail or by other form of written communication, charges prepaid, addressed to such director at such director’s address, or in the case of facsimile or other electronic transmission at the facsimile number or other address for such transmissions, as it is shown upon the records of the Corporation, or, if it is not so shown on such records and is not readily ascertainable, at the place in which the meetings of the directors are regularly held. In case such notice is mailed, it shall be deposited in the United States mail in the County in which the principal office for the transaction of the business of the Corporation is located at least 48 hours prior to the time of the holding of the meeting. In case such notice is delivered personally or by facsimile or other electronic transmission as above provided, it shall be delivered at least 24 hours prior to the time of the holding of the meeting. Such mailing, delivery or facsimile or other electronic transmission as above provided shall be due, legal and personal notice to such director. Except where otherwise required by applicable law or by these Bylaws, notice of the purpose of a special meeting need not be given. Notice of any meeting of the Board shall not be required to be given to any director who is present at such meeting, except a director who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 3.9 Quorum and Manner of Acting. Except as otherwise provided in these Bylaws, including Article X, the Certificate of Incorporation or by applicable law, the presence of a majority of the authorized number of directors shall be required to constitute a quorum for the transaction of business at any meeting of the Board, and all matters shall be decided at any such meeting, a quorum being present, by the affirmative vote of a majority of the directors present. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, provided any action taken is approved by at least a majority of the required quorum for such meeting. In the absence of a quorum, a majority of directors present at any meeting may adjourn the same from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. The directors shall act only as a Board, and the individual directors shall have no power as such.

SECTION 3.10 Action by Consent. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if consent in writing or by electronic transmission is given thereto by all members of the Board or of such committee, as the case may be and such consent or electronic transmission is filed with the minutes of proceedings of the Board or of such committee. Any person (whether or not then a director) may provide, whether through instruction to an agent or otherwise, that a consent to action shall be effective at a future time (including a time determined upon the happening of an event), no later than 60 days after such instruction is given or such provision is made and such consent shall be deemed to have been given at such effective time so long as such person is then a director and did not revoke the consent prior to such time. Any such consent shall be revocable prior to its becoming effective.

SECTION 3.11 Compensation. Directors may receive such compensation, if any, for their services on the Board and its committees, and such reimbursement of expenses, as may be fixed or determined by resolution of the Board. In addition, a fixed fee, with or without expenses of attendance, may be authorized by resolution of the Board for attendance at each meeting, including for attendance at each meeting of a committee of the Board. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation therefor.

SECTION 3.12 Committees. Except as otherwise provided in and subject to Article X of these Bylaws, the Board may designate such committees as it shall determine. Each committee shall consist of two or more of the members of the Board and shall serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. To the extent provided in any applicable resolution or charter approved by a majority of the members of the Board and subject to any restrictions or limitations on the delegation of power and authority imposed by applicable law, any such committee shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Any such committee shall keep written minutes of its meetings and report the same to the Board. Unless the Board or these Bylaws shall otherwise prescribe the manner of proceedings of any such committee, meetings of such committee may be regularly scheduled in advance and may be called at any time by the chairman of the committee or by any two members thereof; otherwise, the provisions of these Bylaws with respect to notice and conduct of meetings of the Board shall govern committees of the Board and actions by such committees.

ARTICLE IV: Officers

SECTION 4.1 Officers. The officers of the Corporation shall be a Chief Executive Officer, a President, one or more Vice Presidents (the number thereof and their respective titles to be determined by the Board), a Secretary, a Treasurer, a Controller and such other officers as may be appointed at the discretion of the Board or otherwise appointed in accordance with the provisions of Section 4.2 hereof. The Board may appoint a Chairman of the Board and, if the Board so designates, the Chairman of the Board may be an officer of the Corporation. Any number of offices may be held by the same person; provided, however, that no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Certificate of Incorporation or these Bylaws to be executed, acknowledged or verified by two or more officers. The Chairman, the Chief Executive Officer and the President shall have and may exercise such authority and perform such duties as are provided in these Bylaws or as the Board may from time to time specify. All other officers of the Corporation shall have and may exercise such authority and perform such duties as the Board or the Chief Executive Officer may from time to time specify.

SECTION 4.2 Election. The officers of the Corporation, except such officers as may be appointed or elected in accordance with the provisions of Sections 4.3 or 4.5 hereof, shall be chosen annually by the Board at the first meeting thereof held after the annual meeting of stockholders, and each officer shall hold office until such officer shall die, resign or shall be removed or otherwise disqualified to serve, or until such officer’s successor shall be elected and qualified.

SECTION 4.3 Appointed Officers. Operational Vice Presidents, Controllers, Assistant Vice Presidents, Assistant Secretaries or Assistant Treasurers, and such additional officers as may be deemed necessary or desirable to management of the Corporation, shall be deemed appointed officers and shall not be considered elected officers of the Corporation. Appointed officers may be appointed by the Board or the Chief Executive Officer and shall have such authority and perform such duties as are provided in these Bylaws or as the Board or the Chief Executive Officer may from time to time specify.

SECTION 4.4 Removal and Resignation. Any officer may be removed, either with or without cause, by resolution of the Board at any regular or special meeting of the Board, or, except in case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board, in each case, without prejudice to contractual rights, if any, of such officer. Any appointed officer, employee or agent of the Corporation, except in case of an officer chosen by the Board, may be removed by the Chief Executive Officer whenever, in his judgment, the best interests of the Corporation will be served thereby, without prejudice to the contractual rights, if any, of the person so removed. Any officer may resign at any time upon written notice to the Corporation.

SECTION 4.5 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to such office. The Board may elect a successor to fill such vacancy for the remainder of the unexpired term and until a successor shall have been duly elected and qualified.

ARTICLE V: Contracts, Checks, Drafts, Bank Accounts, Etc.

SECTION 5.1 Execution of Contracts. The Board, except as otherwise provided in these Bylaws, may designate (or authorize any officers of the Corporation to designate), the persons authorized to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and unless so authorized, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or other instrument or to pledge its credit or to render it liable for any purpose or in any amount.

SECTION 5.2 Checks, Drafts, Etc. From time to time, the Board shall determine the method, and designate (or authorize any officers of the Corporation to designate) the person or persons who shall have authority, to sign or endorse all checks, drafts, other orders for payment of money, notes, bonds, debentures or other evidences of indebtedness that are issued in the name of or payable by or to the Corporation, and only the persons so authorized shall sign or endorse such instruments. Each such officer, assistant, agent or attorney shall give such bond, if any, as the Board may require.

SECTION 5.3 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may select, or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Corporation, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President or the Treasurer (or any other officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation who shall from time to time be determined by the Board) may endorse, assign and deliver checks, drafts and other orders for the payment of money which are payable to the order of the Corporation.

SECTION 5.4 General and Special Bank Accounts. The Board (or any officer or officers of the Corporation to whom the Board may delegate such power) may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may select or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

SECTION 5.5 Delegation. Unless otherwise specifically determined by the resolution of the Board or otherwise provided by law or these Bylaws, the Chief Executive Officer is authorized to designate the persons authorized to (i) enter into any contract or execute any instrument in the name of and on behalf of the Corporation pursuant to Section 5.1 above, (ii) sign or endorse all checks, drafts, other orders for payment of money, notes, bonds, debentures or other evidences of indebtedness that are issued in the name of or payable by or to the Corporation pursuant to Section 5.2 above, (iii) select banks, trust companies or other depositories pursuant to Section 5.3 above, and (iv) select, open and keep general and special bank accounts pursuant to Section 5.4 above. The Board may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding the foregoing provisions of this Article V.

ARTICLE VI: Shares and Their Transfer

SECTION 6.1 Certificates for Stock; Uncertificated Shares. The shares of stock of the Corporation shall be evidenced by certificates in such form as the Board may prescribe; provided that the Board may provide by resolution that some or all of any or all classes or series of stock of the Corporation shall be uncertificated shares. The certificates representing shares of such stock shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the Chairman of the Board, the Chief Executive Officer, the President or any Vice President, and by the Secretary or the Treasurer. Any or all of the signatures on the certificates may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any such certificate, shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as though the person who signed such certificate, or whose facsimile signature shall have been placed thereupon, were such officer, transfer agent or registrar at the date of issue. A record shall be kept of the respective names of the persons, corporations or other entities owning the stock represented by such certificates or by uncertificated shares, the number and class or series of shares represented by such certificates or uncertificated shares, respectively, and the respective dates thereof, and in case of cancellation, the respective dates of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled, and no new certificate or certificates or uncertificated shares shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in Section 6.4 hereof. Except as otherwise provided by applicable law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificated shares of the same class and series shall be identical.

SECTION 6.2 Transfers of Stock. Transfers of shares of stock of the Corporation shall be made only on the books of the Corporation upon authorization by the registered holder thereof, or by such holder’s attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, or with a transfer clerk or a transfer agent appointed as provided in Section 6.3 hereof. Upon surrender to the Corporation, or a transfer agent of the Corporation, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer and the payment of all taxes thereon, the Corporation may issue a new certificate, or, upon request, evidence of the equivalent uncertificated shares, to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the holder of uncertificated shares and the payment of all taxes thereon, the Corporation shall cancel such uncertificated shares and issue new equivalent uncertificated shares, or, upon such holder’s request, certificated shares, to the person entitled thereto, and record the transaction upon its books. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation, except as otherwise provided by law. Whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact shall be so expressed in the entry of transfer if, when the shares shall be presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.

SECTION 6.3 Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of uncertificated and certificated shares of stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

SECTION 6.4 Lost, Stolen, Destroyed, and Mutilated Certificates. In any case of loss, theft, destruction, or mutilation of any certificate of stock, another certificate or uncertificated shares may be issued in its place upon proof of such loss, theft, destruction, or mutilation and upon the giving of a bond of indemnity to the Corporation in such form and in such sum as the Board (or any officer or officers of the Corporation to whom the Board may delegate such power) may direct; provided, however, that a new certificate or uncertificated shares may be issued without requiring any bond when, in the judgment of the Board (or such officer or officers), it is proper so to do.

SECTION 6.5 Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any other change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not precede the date upon which the resolution fixing the record date is adopted nor be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. If no record date is set by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the next day preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. If in any case involving the determination of stockholders for any purpose other than notice of or voting at a meeting of stockholders, the Board shall not fix such a record date, then the record date for determining stockholders for such purpose shall be the close of business on the day on which the Board shall adopt the resolution relating thereto. A determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

ARTICLE VII: Indemnification

SECTION 7.1 Scope of Indemnification. The Corporation shall indemnify, in the manner and to the fullest extent permitted by the Delaware Law, and by the Certificate of Incorporation, any person (or the estate of any person) who is or was a party, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise; provided, however, except for claims for indemnification (following the final disposition of such proceeding), the foregoing shall not require the Corporation to indemnify any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person other than an action authorized by the Board. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person to the fullest extent permitted by the Delaware Law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. The Corporation may enter into indemnification agreements with any one or more of its directors, officers, employees and agents upon resolution duly adopted by the Board. Such agreements may indemnify such persons to the fullest extent permissible under law.

SECTION 7.2 Amendments. Any repeal or modification of this Article VII: shall only be prospective and shall not affect any right or protection existing under this Bylaw at the time of any action or omission occurring prior to the time of such repeal or modification.

ARTICLE VIII: Forum for Adjudication of Disputes

SECTION 8.1 Forum. Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the sole and exclusive forum for any stockholder (including any beneficial owner, within the meaning of Section 13(d) of the Exchange Act) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, or employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware Law or the Certificate of Incorporation or these Bylaws or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware); in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants.

SECTION 8.2 Personal Jurisdiction. If any action the subject matter of which is within the scope of Section 8.1 of these Bylaws is filed in a court other than a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) (a “Foreign Action”) in the name of any stockholder (including any beneficial owner, within the meaning of Section 13(d) of the Exchange Act), such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Section 8.1 of these Bylaws and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

SECTION 8.3 Enforceability. Any person purchasing or otherwise acquiring any interest in shares of stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article VIII:. If any provision of this Article VIII: shall be held to be invalid, illegal or unenforceable as applied to any person or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Article VIII:

(including, without limitation, each portion of any sentence of this Article VIII: containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

ARTICLE IX: Miscellaneous

SECTION 9.1 Seal. The Board may adopt a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and words showing that the Corporation was incorporated in the State of Delaware.

SECTION 9.2 Waiver of Notices. Whenever notice is required to be given by these Bylaws or the Certificate of Incorporation or by applicable law, a written waiver, signed by the person entitled to such notice, or a waiver by electronic transmission by the person entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

SECTION 9.3 Amendments. Except as otherwise provided herein, including Article X of these Bylaws, or in the Certificate of Incorporation, these Bylaws or any of them may be altered, amended, repealed or rescinded and new Bylaws may be adopted by the Board, or by the stockholders at any annual or special meeting of stockholders provided that notice of such proposed alteration, amendment, repeal, rescission or adoption is given in the notice of such meeting.

SECTION 9.4 Representation of Other Entities. The Chairman of the Board, the Chief Executive Officer, the President or the Secretary or any Vice President of the Corporation is authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all equity interests of any other entity or entities standing in the name of the Corporation. The authority herein granted to them to vote or represent on behalf of the Corporation any and all equity interests held by the Corporation in any other entity or entities may be exercised either by them in person or by any person authorized so to do by proxy or power of attorney duly executed by such them.

SECTION 9.5 Emergency Bylaws. In the event of any emergency, disaster or catastrophe, as referred to in Section 110 of the Delaware Law, or other similar emergency condition, as a result of which a quorum of the Board or a standing committee of the Board cannot readily be convened for action, then, subject to Article X of these Bylaws, the director or directors in attendance at the meeting shall constitute a quorum. Such director or directors in attendance may further take action to appoint one or more of themselves or other directors to membership on any standing or temporary committees of the Board as they shall deem necessary and appropriate.

ARTICLE X: Certain Governance Matters

SECTION 10.1 Definitions. The following definitions shall apply to this Article X and otherwise as applicable in these Bylaws:

(A) “Continuing Ryland Directors” shall mean the directors of the Corporation at the Effective Time who were (i) the Chief Executive Officer and President of the Corporation, (ii) the Lead Independent Director of the Board or (iii) designated by Ryland in writing prior to the Effective Time pursuant to the Merger Agreement and any additional directors whose appointment or election is endorsed by at least a majority of the Continuing Ryland Directors then in office pursuant to Section 10.2 below.

(B) “Continuing Standard Pacific Directors” shall mean the directors of the Corporation at the Effective Time who were (i) the Executive Chairman of the Board or (ii) designated by Standard Pacific in writing prior to the Effective Time pursuant to the Merger Agreement and any additional directors whose appointment or election is endorsed by at least a majority of the Continuing Standard Pacific Directors then in office pursuant to Section 10.2 below.

(C) “Effective Time” has the meaning specified in the Merger Agreement.

(D) “Entire Board of Directors” shall mean a total of ten (10) directors, comprised of five (5) Continuing Ryland Directors and five (5) Continuing Standard Pacific Directors, as provided in Section 10.2 below; provided, however, if there are no Continuing Ryland Directors or Continuing Standard Pacific Directors to fill a vacancy pursuant to Section 10.2 below, then the “Entire Board of Directors” shall mean the remaining directors (even if less than a quorum) or the sole remaining director.

(E) “Merger Agreement” shall mean that certain Amended and Restated Agreement and Plan of Merger, dated as of June 14, 2015, by and among Ryland and Standard Pacific, as amended from time to time.

(F) “Specified Period” shall mean the period beginning at the Effective Time and ending on the third (3rd) anniversary of the Effective Time.

(G) “Ryland” means The Ryland Group, Inc., a Maryland corporation

(H) “Standard Pacific” means Standard Pacific Corp., a Delaware corporation.

SECTION 10.2 Composition of the Board. During the Specified Period, the Board shall be comprised of ten (10) members, as follows: five (5) Continuing Ryland Directors and (ii) five (5) Continuing Standard Pacific Directors. The specific composition of the Board as of the Effective Time shall be as set forth in the Merger Agreement. Vacancies resulting from the cessation of service by, including removal of, any Continuing Ryland Director or any Continuing Standard Pacific Director shall be filled only by an individual whose appointment or election is endorsed by at least a majority of the Continuing Ryland Directors or the Continuing Standard Pacific Directors, respectively, then in office (even if less than a quorum) or by a sole remaining Continuing Ryland Director or Continuing Standard Pacific Director, as applicable. Each such nomination shall be subject to approval by at least a majority of the Board (even if less than a quorum, or by a sole remaining director), which approval shall not be withheld if the candidate is qualified and such approval is otherwise consistent with the Board’s fiduciary duties.

SECTION 10.3 Lead Independent Director. During the Specified Period, the Chairman of the Board of Directors of Ryland as of immediately prior to the Effective Time shall be the

Lead Independent Director of the Board until the earlier of his resignation or removal or until his successor is duly elected and qualified as provided in this Section 10.3. The duties, powers and responsibilities of the Lead Independent Director shall be as set forth in the corporate governance guidelines of the Corporation. Except as provided in the Certificate of Incorporation, during the Specified Period, the Board may only remove the Lead Independent Director from his role by the affirmative vote of at least seventy-five percent (75%) of the Entire Board of Directors (excluding the Lead Independent Director). Vacancy resulting from his cessation of service, including removal, shall be filled only by a Continuing Ryland Director.

SECTION 10.4 Composition of Committees. During the Specified Period, the Board shall have only three committees: Audit Committee, Nominating and Corporate Governance Committee, and Compensation Committee (together, the “Required Committees”). During the Specified Period, the Required Committees shall be composed of two (2) non-executive independent (as defined under applicable independence rules) Continuing Ryland Directors and two (2) non-executive independent (as defined under applicable independence rules) Continuing Standard Pacific Directors. During the Specified Period, the Nominating and Corporate Governance Committee shall be chaired by a Continuing Standard Pacific Director, and each of the Audit Committee and the Compensation Committee shall be chaired by a Continuing Ryland Director. During the Specified Period, in the case of a vacancy, a Continuing Ryland Director, who meets the qualifications set forth in the applicable committee charter, shall be appointed as an alternate for a committee member or chair who is a Continuing Ryland Director, and a Continuing Standard Pacific Director, who meets the qualifications set forth in the applicable committee charter, shall be appointed as an alternate for a committee member or chair who is a Continuing Standard Pacific Director.

SECTION 10.5 Amendments. During the Specified Period, the provisions of this Article X may be modified, amended or repealed, and any Bylaw provision or other resolution inconsistent with this Article may be adopted, or any such modification, amendment, repeal or inconsistent Bylaw provisions or other resolutions recommended for adoption by the stockholders of the Corporation, only by an affirmative vote of at least seventy-five percent (75%) of the Entire Board of Directors. In the event of any inconsistency between any other provision of these Bylaws and any provision of this Article X, the provisions of this Article X shall control. Following the end of the Specified Period, this Article X shall automatically and without further action become void and be of no further force and effect.

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